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                                  Exhibit 23(b)

                 Consent of Marmann, McCrary & Associates, P.C.

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              [LETTERHEAD OF MARMANN, MCCRARY & ASSOCIATES, P.C.]

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in First Southern Bancshares, Inc.'s Registration Statement No. 333-03832 on Form S-8 and in First Southern Bancshares, Inc.'s Registration Statement No. 333-32619 on Form S-8 of our report dated March 2, 2001 for the years ended December 31, 2000 appearing in this Form 10-KSB.


/s/ MARMANN, MCCRARY & ASSOCIATES, P.C.
    Marmann, McCrary & Associates, P.C.

Sheffield, Alabama
April 15, 2002